Exhibit 10.1

THIS UNDERLEASE is made in duplicate and dated the 18th day of July 2003 BETWEEN CENTRE SOLUTIONS (BERMUDA) LIMITED a company incorporated under the laws of the Islands of Bermuda ("the Landlord") of the one part and ENDURANCE SPECIALTY INSURANCE LTD. a company also incorporated under the said laws of the said Islands ("the Tenant") of the other part

NOW THIS DEED WITNESSES as follows:-

1.    DEFINITIONS and INTERPRETATION

      (1)   "the Access Date" shall mean the 19th July 2003.

      (2) "the Annual Rent" shall mean the rent payable by the Tenant to the Landlord during each respective year of the Term (or any further term) beginning with the Initial Rent.

      (3) "Area A" shall mean the area comprising approximately 28,500 square feet situate on the first floor of the Building as shown on Plan A.

      (4) "Area B" shall mean the area comprising approximately 7,804 square feet situate on the second floor of the Building as shown on Plan B.

      (5)   "Area C" shall mean the area shaded blue on Plan C.

      (6) "the Building" shall mean that part of the building now known as The Zurich Centre which has been erected by the Head Landlord and is described in and demised to the Landlord by virtue of the Headlease.

      (7) "the Chattels" shall mean all furniture, equipment and fittings situate in Area A and Area B on the date of execution of this Underlease and listed in the Schedule hereto annexed (including all telephone equipment but excluding all artwork and computers).

      (8) "the Contents" shall mean the Chattels and the Leasehold Improvements or any of them.

      (9) "Contents Rent" shall mean the total sum of US$514,781.90 per annum payable in respect of all of the Contents (being the aggregate of US$422,081.00 per annum payable in respect of the Contents situate in Area A and US$92,700.90 per annum payable in respect of the Contents situate in Area B).

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      (10)  "the C.P.I." means the Bermuda Consumer Price Index.

      (11) "Extension Notice" means a notice served by the Tenant to the Landlord in accordance with the provisions of clause 6(6)(i).

      (12)  "the Formula" means:-

                          A-Bx100
                          -------
                             B

            where:-

            A = the C.P.I. figure produced by the Government Statistics Department during the month immediately preceding the Review Date.

            B = the C.P.I. figure produced by the Government Statistics Department during the month which is twelve (12) months prior to the month mentioned in A above.

      (13) "Further Term" shall mean a term of years commencing on (and including) the New Commencement Day and expiring on the 7th day of June 2021.

      (14) "the Head Landlord" "the Landlord" and "the Tenant" shall include the successors and permitted assigns and person or persons for the time being deriving title from and under the Head Landlord the Landlord and the Tenant respectively.

      (15)  "the Head Landlord" means Trafalgar Limited.

      (16) "the Headlease" shall mean the lease of the Building dated 16th June 1999 granted by the Head Landlord to the Landlord, a true and completed copy of which is annexed hereto.

      (17) "Initial Rent" means the total sum of US$2,359,760.00 per annum payable in respect of the Premises (being the aggregate of US$1,852,500.00 payable in respect of Area A and US$507,260.00 per annum payable in respect of Area B).

      (18) "Leasehold Improvements" shall mean all interior fixed partitioning, walls, interior glass, interior doors, lighting, supplemental air conditioning systems, above-standard electrical systems and other

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            improvements situate in Area A and Area B on the date of execution of this Underlease of the nature and type more particularly described in Part I of the Fifth Schedule hereto.

      (19) "Legal Obligations" shall mean any obligation from time to time created by any statute, statutory instrument, byelaw or regulation or any authority which relates to the Tenant's Occupation of the Premises or their use.

      (20) "Licence Period" shall mean the period commencing on (and including) the Access Date to (and including) the 31st July 2003.

      (21) "Maintenance Expenses" shall mean the amount per square foot payable during each Maintenance Period in respect of all costs expenses and outgoings in relation to the matters mentioned in Article IV of the Headlease, and including without prejudice to the generality of the foregoing a fair proportion of costs reasonably and properly incurred by the Landlord in the management (including the costs of engaging an agent for such purpose), maintenance, operation and insurance of the Building as well as the repair of the Building in accordance with Article VI of the Headlease and the provision of other services and facilities in connection therewith.

      (22) "Maintenance Period" shall mean the year commencing on 1st January in each year for a period of twelve calendar months.

      (23) "Management Agreement" shall mean the management agreement dated the 14th day of January 2000 entered into between the Landlord and Waterfront Properties Limited in respect of the management of the Building.

      (24) "New Commencement Day" means the day immediately following the date of expiration of the Term.

      (25) "Open Market Rent" shall mean the rent which might reasonably be expected to be paid by a willing tenant to a willing landlord for a letting of the whole of the Premises inclusive of the Leasehold Improvements in the open market with vacant possession and without a fine or premium paid by the Landlord or the Tenant for the Further Term and upon the terms of this Underlease (except as to the amount of the Annual Rent and excluding the Contents Rent but including the provisions for rent review) and upon the assumptions that:

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            (a)   there has been a reasonable period in which to negotiate the terms of the letting taking into account the nature of the Premises and the state of the market;

            (b) no account will be taken of any additional rent which might be offered by a prospective tenant with a special interest;

            (c) all the Tenant's covenants contained in this Underlease have been complied with;

            (d) if the Premises or any access or essential services to them have been destroyed or damaged they have been restored;

            (e) the Premises comply with all Legal Obligations to the extent they are the Tenant's obligations under this Underlease and may lawfully be used for the purpose permitted by this Underlease; and

            (f) the Premises are on the New Commencement Day fitted out with Leasehold Improvements to the same standard and condition as they were on the commencement day of the Term (fair wear and tear excepted)

            but disregarding:

            (i) any effect on rent of the fact that the Tenant or any undertenant or any of their respective predecessors in title has been or is in occupation of the Premises;

            (ii) any goodwill attached to the Premises by reason of the carrying on of the business of the Tenant or any undertenant or their respective predecessors in title;

            (iii) any improvement to the Premises which (A) was carried out by and at the expense of the Tenant or a permitted undertenant or any of their respective predecessors in title and (B) was carried out with consent where required under this Underlease and (C) was carried out and completed during the Term or during any period of occupation immediately before the start of the Term for fitting out;

            (iv) any work carried out to the Premises which diminishes the rental value of the Premises at the New Commencement Day ;

            (v) any temporary (temporary being of no more than 12 months) works of construction demolition alteration or repair being carried out at or near the Premises;

            (vi) any effect on the rent attributable to the value of the Chattels.

      (26)  "Penalty Sum" shall mean US$12,686.88.

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      (27)  "Plan A" means the plan marked "A" hereto annexed.

      (28)  "Plan B" means the plan marked "B" hereto annexed.

      (29)  "Plan C" means the plan marked "C" hereto annexed.

      (30) "the Premises" shall mean all those premises comprising a total area of approximately 36,304 square feet (being the aggregate of Area A and Area B) and situate on the first and second floors of the Building respectively and shown outlined in Red on Plan A and Plan B respectively and shall include:-

            (a) the paint and other decorative finishes applied to the interior surfaces of external walls;

            (b)   the floor finishes (including existing carpeting);

            (c)   the ceiling finishes;

            (d) a moiety only severed vertically of the walls shown edged red on Plan A and Plan B respectively;

            (e) all additions and improvements to the Premises (including partitioning installed by the Tenant);

            (f) all the Head Landlord's and Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the same or otherwise) except such Tenant's fixtures as can be removed from the Premises without defacing the same; and

            (g)   the window frames, glass, sash cords and doors.

      (31) "President" shall mean the President for the time being of the Bermuda Chamber of Commerce or any person authorized at the relevant time to act on his behalf.

      (32) "Rent" shall mean all sums payable by the Tenant to the Landlord under this Underlease.

      (33)  Rent Payment Days shall mean the 1st day of each month.

      (34) "Rent Review Surveyor" shall mean a professionally qualified chartered surveyor or valuer who shall be appointed in accordance with the provisions of paragraph 3 of the Fourth Schedule hereto.

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      (35)  "Review Date" shall mean every annual anniversary of the commencement date during the Term and the Further Term.

      (36) "Term" means the period of Ten (10) years commencing on (and including) the 1st day of August 2003.

2.    THE DEMISE

      IN CONSIDERATION of the Rent hereinafter reserved and the covenants on the part of the Tenant hereinafter contained the Landlord with the consent of the Head Landlord HEREBY DEMISES unto the Tenant ALL THAT the Premises together with the Contents TO HOLD the same unto the Tenant for the Term together with the easements rights and privileges mentioned in the First Schedule hereto but excepting and reserving as mentioned in the Second Schedule hereto.

3.    RENT AND MAINTENANCE EXPENSES

      (1)   The Tenant shall pay to the Landlord the following rents:

            (i) during the first year of the Term namely from (and including) the 1st day of August 2003 to (and including) the 31st day of July 2004, the Initial Rent, which shall be payable in advance on the Rent Payment Days by way of equal instalment payments each (subject to the provisions of clause 6(12)) in the sum of US$196,646.66 commencing on the 1st day of August 2003.

            (ii) on the first Review Date the Initial Rent shall increase by a rate equivalent to the percentage rate of increase (if any) of the C.P.I. during the preceding Twelve (12) month period calculated in accordance with the Formula and shall be payable monthly in advance during the second year of the Term on the Rent Payment Days by way of equal instalment payments.

            (iii) on each subsequent Review Date and during each subsequent year of the Term, the Annual Rent shall increase by a rate equivalent to the percentage rate of increase (if any) of the C.P.I. during the preceding Twelve (12) month period calculated in accordance with the Formula and shall be

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            payable in advance on the Rent Payment Days by way of equal instalment payments.

            (iv) the Contents Rent which shall be paid by way of one lump sum payment in the sum of US$5,147,819.00 on or before the 1st day of August 2003.

            (v) If the Annual Rent or the Contents Rent or any part of them shall not be paid in cleared funds on the date on which they are due or if any other part of the Rent is not paid within seven days after becoming due (whether or not demanded except where a demand is required by this Underlease) the sum in question shall carry interest at the rate of 3% above the base lending rate of The Bank of Bermuda Limited for United States Dollars.

      (2)   The Tenant shall also pay to the Landlord by way of additional rent:

            (i) 30% of the Maintenance Expenses being a proportion calculated on the basis of the square footage of the Premises as a percentage of the total rentable square footage of the Building (whether or not such rentable square footage is actually let) and the Maintenance Expenses shall be payable by monthly payments in advance on the 1st day of each month commencing on the commencement of the Term.

            (ii) 30% of the cost of insuring against loss of rent insurance in the event of damage or destruction by a risk against which the Head Landlord or the Landlord has insured.

      (3) At any time or times during or immediately prior to each Maintenance Period the Landlord shall serve written notice on the Tenant notifying the Tenant of the Tenant's proportion of the Maintenance Expenses for the forthcoming Maintenance Period.

      (4) As soon as is reasonably practicable after the end of each Maintenance Period the Landlord shall, if the Tenant so requests and if the Landlord itself has been so supplied, provide to the Tenant copies of audited accounts showing the Maintenance Expenses. If the sums paid to the Landlord by the Tenant in accordance with paragraph 3(2) hereof shall exceed the Tenant's portion of the

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            Maintenance Expenses then such excess shall be placed in an interest bearing account and

            (a) in the event that it exceeds US$25,000.00 in value, it shall (to the extent permitted by the provisions of the Management Agreement) be forthwith refunded to the Tenant; or

            (b) in the event that it is US$25,000.00 or less it shall be carried forward and credited to the Tenant and shall together with the interest accrued thereon be set off against the Tenant's liability for the next Maintenance Period or any succeeding Maintenance Periods. Should there be any excess remaining at the expiration of the Term such excess together with interest thereon shall be repaid forthwith to the Tenant on the termination of the Term. If the sums paid to the Landlord by the Tenant in accordance with paragraph 3 (2) hereof shall be found to be less than the Tenant's actual portion of the Maintenance Expenses incurred, the Tenant shall pay to the Landlord the amount of such shortfall within one
                  (1) month of the receipt of demand such demand to be accompanied by evidence of the shortfall.

4.    TENANT'S COVENANTS

      THE TENANT with the intention that the obligations may continue throughout the Term, hereby covenants with the Landlord as follows:

      (1) To pay the Rent hereby reserved at the times and in manner aforesaid without any deductions whatsoever.

      (2) To pay all telephone electricity and any other utility charges directly incurred by the Tenant and not included in the Maintenance Expenses.

      (3) To keep the interior of the Premises and the fixtures therein and the interior doors and windows thereof including the interior of the glass clean and in first class condition and in any event in a state of repair and condition that is consistent with the state of repair and condition of the Premises at the commencement of the Term (fair wear and tear excepted), which said condition is agreed between the parties to be in accordance with the provisions of clause 6 (8) hereof.

      (4) Not to make any structural or exterior alterations or additions whatsoever to any part of the Building or the Premises, other than

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            alterations or additions to systems installed in the Building and serving the Premises from time to time such as electrical, air conditioning and other systems which may be altered or added to, provided the Tenant obtains the Landlord's prior written consent (such consent not to be unreasonably withheld subject to compliance with all applicable regulations and to the Tenant accepting a duty to reinstate upon the expiration or determination of this Underlease) and not to make any non-structural alterations or additions to the interior of the Premises without the previous consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed provided such alterations or additions are completed to a standard that is consistent with first class professional offices) and where necessary the consent of the Head Landlord;

            In connection with any such non-structural alterations or additions the Tenant shall:

            (a) submit plans and specifications for approval of the Head Landlord and Landlord, such approval not to be unreasonably withheld or delayed;

            (b) appoint a contractor previously approved by the Landlord, and (where required pursuant to the terms of the Headlease) by the Head Landlord such approval not to be unreasonably withheld or delayed;

            (c) reinstate if required (by the Head Landlord via the Landlord) such alterations, decorations, installations, additions or improvements including those alterations, decorations, installations, additions or improvements effected to the Leasehold Improvements by or on behalf of the Tenant, prior to the expiration of the Term so that the Premises, including the Leasehold Improvements are in the same condition as existed prior to the Tenant's occupation; and

            (d) cause all contractors employed by the Tenant to carry such insurance as is required in accordance with statute or as customarily carried by reputable contractors on the said Islands, which insurance shall name the Head Landlord and Landlord as an additional insured. In the event that any such contractor shall not carry commercial general liability insurance covering such contractors on or about the Premises

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                  with a single limit of not less than BD$1 million, or such other reasonable amounts as the Landlord shall reasonably require, (or as are required of the Landlord by the Head Landlord pursuant to the terms of the Headlease) and if the Tenant has not submitted certificates to the Landlord or Head Landlord evidencing such coverage prior to the commencement of any work, the Tenant shall not hire such contractor, unless the acts and omissions are covered by the Tenant's liability insurance maintained by the Tenant in accordance with Clause 4
                  (10).

      (5) To comply at its own cost and expense with all applicable valid laws, rules, regulations, ordinance requirements and orders of public authorities and similar organisations, and to make all alterations pursuant thereto, in relation to the interior of the Premises and/or the Tenant's use thereof and the Landlord shall have no responsibility to make any changes whatsoever to conform the structure of the Premises to the same. The Landlord will however co-operate with the Tenant and automatically consent to such changes required to comply with this covenant but at no cost or expense to the Landlord, such that the Tenant will be able to so comply.

      (6) If after date hereof the land tax is separately assessed and not incorporated in the Maintenance Expenses to pay the land tax and any other taxes assessed on the Tenant as occupier of the Premises and if necessary provide proof of payment to the Landlord if requested to do so and the Maintenance Expenses will be reduced accordingly.

      (7) To permit the Landlord and its agents with or without workmen or others to enter the Premises at any time in the event of an emergency and otherwise to enter the Premises at all reasonable times of the day upon giving twenty-four hours previous notice in writing to view the state, repair and condition thereof and upon the Landlord serving upon the Tenant a notice specifying any breach of the Tenant's repairing covenants contained in this Underlease, and requiring the Tenant to forthwith execute the same, the Tenant shall diligently carry out the necessary repairs and if the Tenant has not, within three months after such notice, completed the repairs in accordance with such notice and the covenants in that behalf hereinbefore contained then to permit the Landlord to enter upon the Premises and execute such repairs and the costs thereof shall be a debt due from the Tenant to the Landlord within 28 days on demand such demand to be

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            accompanied by evidence of expenditure on the part of the Landlord and forthwith be recoverable by action.

      (8) Not to knowingly do or permit or suffer to be done or omitted anything on any part of the Premises or the Building which may render void or voidable any insurance policy provided by the Head Landlord or the Landlord under the terms of the Headlease and this Underlease or which may increase the rate of premium payable in respect thereof.

      (9) To keep the Contents as well as the Tenant's fixtures, fittings, assets and chattels contained in the Premises insured against loss or damage including fire, windstorm and such other risks as the Landlord may reasonably require.

      (10) To maintain an insurance policy with a company approved by the Landlord (and pursuant to the Headlease by the Head Landlord) providing such comprehensive general liability insurance in the initial sum of BD$2,000,000.00 (which said sum shall be increased or otherwise varied forthwith at the Landlord's request at any time during the Term) in relation to all claims for bodily injury death or property damage which may be caused or occasioned to the Landlord or any of the other tenants or neighbours to the Premises, Building and/or any adjoining land as a result of the acts, negligence or otherwise of the Tenant its servants, agents, employees and licencees and to provide evidence of such insurance to the Landlord and (if requested of the Landlord by the Head Landlord) to the Head Landlord in either case if requested to do so and if requested to do so ensure such insurance policy has the Tenant, Landlord and Head Landlord and Head Landlord's managing agent denoted as insured parties.

      (11) Not at any time during the Term to use or occupy or permit to be used or occupied the Premises otherwise than as first class professional offices together with ancillary uses provided for the benefit of employees and invitees and provided that such ancillary uses are not available to the public or to membership by the public.

      (12)  (a)   Not to do or permit or suffer to be done on the Premises,
                  Building or any adjoining land any act or thing which may be or become unlawful on the basis of the laws of the said
                  Islands from time to time or a nuisance, to the Landlord or the Head

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                  Landlord or the other tenants or occupiers of the Building or the tenants or occupiers of any adjoining or neighbouring land or permit or suffer to be done any act or thing which may affect or is likely to affect the value of the land on which the Building is erected or any adjoining land or any part thereof. No excessive noises or odours shall be emitted from the Premises.

            (b) Not to improperly use, handle, store or dispose of any oil, hazardous or toxic materials, or hazardous or toxic waste in or about the Premises or the Building. If the transportation, storage, use or disposal of hazardous or toxic materials anywhere on the Premises or in the Building in connection with the Tenant's use of the Premises and/or the Building results in either the contamination of the soil, surface or ground water or loss or damage to persons or property, then the Tenant shall:

                  (i) Notify the Head Landlord and Landlord immediately of such contamination or claim of contamination in full compliance with all applicable statutes, regulations and standards;

                  (ii) Indemnify and defend and hold the Landlord including its liability to the Head Landlord harmless from and against any claims, demands, causes of action, liabilities, costs and fees, including attorneys fees, arising from or in connection with any such contamination, claim for contamination, and loss or damage, relative to any Tenant's contamination during the Term and observe and perform any directives given by either the Head Landlord or the Landlord in respect of cleaning up or remedying such contamination (subject to the Landlord mitigating its losses).

                  This provision shall survive the termination of this Underlease. No consent or approval of the Landlord shall be in any way construed as imposing upon the Landlord any liability for the means, methods or manner of removal, containment or other compliance with the applicable law for and with respect to the foregoing.

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      (13)  Not to assign or underlet part only of the Premises except to the extent permitted by clause 13(i) below, and not to assign or underlet or part with the possession of the whole of the Premises without the consent in writing of the Landlord (and Head Landlord pursuant to the Headlease) first being obtained, which consent shall in the case of the Landlord, not be unreasonably withheld or delayed provided the following terms and conditions are fulfilled to the Landlord's satisfaction:-

            (i) any assignment or sublease shall be to either a single tenant who shall occupy the whole of the Premises or to two (2) different tenants and in the latter event, one of the tenants shall occupy on the basis of an assignment or sublease the whole of Area A and the other tenant shall occupy on the basis of a separate assignment or sublease (which shall commence simultaneously with the assignment or sublease relating to Area A) the whole of Area B;

            (ii) any proposed sublease shall incorporate an annual rent that is the greater of the Annual Rent then payable in respect of the Premises and (to the extent permitted by law) the open market rent for the Premises at the time when the term of the sublease commences (such commencement date being substituted for the New Commencement Day for the purpose of computing such open market rent) ("the Full Sublease Rent") (apportioned as necessary where two separate tenants occupy Area A and Area B respectively) and in the event that the Tenant is not permitted by law and/or by the Government of Bermuda to collect the Full Sublease Rent, the Tenant shall use all reasonable endeavours to procure any necessary consents required to permit the difference between the Full Sublease Rent and the annual rent that the Tenant is permitted by law to collect, to be paid directly to the Landlord ;

            (iii) any proposed assignment or sublease incorporates the covenants and conditions on the part of the Tenant contained in this Underlease (save and except those relating to Rent) and any other terms or conditions that the Landlord or the Head Landlord shall impose;

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            (iv)  any proposed tenant is engaged in the insurance, banking or financial services industry at the time when the proposed assignment or sublease is intended to commence;

            (v) any proposed tenant shall be of a financial standing that is equal to or better than the Tenant's financial standing when considered on the basis of assets and net capital at the time when the proposed assignment or sublease is intended to commence;

            (vi) any proposed tenant shall have a credit or financial strength rating equal to or greater than BBB+ from Standard & Poor's Corporation, or Baal from Moody's Investors Service (together "the Ratings") and if either Standard & Poors or Moody's ceases to publish its ratings then the prospective tenant must have the required rating from the other rating agency and if both cease to publish ratings then the proposed tenant must have a rating equivalent to the Ratings from a United States nationally recognized statistical rating organization selected by the Landlord and if either Moody's or Standard & Poors changes its rating system then the Landlord shall make such changes in the Ratings so as to make the then required rating consistent with what existed as at the commencement date of this Underlease;

            (vii) subject to the provisions of subclause 4(13)(ii) concerning the permission by law and/or Government of Bermuda for the Tenant and Landlord to collect such profits, the Landlord receives fifty percent (50%) of any profits received by the Tenant and arising by virtue of any such assignment or sublease the term "profit" shall:-

                  (a) in the case of a sublease, mean the difference between the Annual Rent and all other financial payments payable by the Tenant under this Underlease when compared to the annual rent and other financial payments to be paid by the prospective subtenant for the Premises (pro-rated in the event of a sublease of part); and

                  (b) in the case of any assignment, mean any lump sum or premium payment made to the Tenant as consideration for such assignment

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                        after deducting in the case of both (a) and (b)

                              (i)   payments for the Tenant's property or
                                    equipment or for the Contents;

                              (ii) the amount of any legal fees and brokerage commission actually paid by the Tenant to unaffiliated third parties, and

                              (iii) construction costs paid by the Tenant to
                                    unaffiliated third parties to ready the
                                    assigned or subleased premises for the new tenant).

      (14) Not to affix any permanent placard, announcement, advertisement name or sign upon the external wall or on the windows of the Premises or write upon the Premises or any part of the Building or land surrounding the Building any name or sign without the consent in writing of the Landlord first being obtained save and except (to the extent permitted by the Head Landlord) two signs stating the Tenant's name and business, which shall be of similar size type and composition to the existing signs posted by other Tenants of the Building and may be affixed:-

            (a)   on the pedestal outside the Premises; and

            (b)   on the Building's ground floor signage system.

      (15)  To observe the restrictions set out in the Third Schedule hereto.

      (16) To conform to all reasonable regulations made by the Head Landlord upon the Landlord in respect of the Premises and/or Landlord from time to time in accordance with the provisions of paragraph 2 of the Third Schedule hereto.

      (17) Save to the extent recoverable under any policy of insurance, the Tenant agrees to indemnify and save harmless the Landlord its affiliates and their respective directors, officers, employees and agents from and against any claims of whatever nature (except to the extent that any such claims arise out of wilful fraud, wilful default, wrongdoing or bad faith on the part of the Landlord) arising from any act, omission or negligence on the part of the Tenant or the Tenant's contractors, lawful invitees, agents, servants or employees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person occurring in or about the Premises and to indemnify the Landlord from any claims demands or losses whatsoever arising as a result of the Tenant's failure to comply with its covenants in this Underlease subject the Landlord's obligation to mitigate its losses

      (18) At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the Premises with all fixtures and fittings including the Contents (other than the Tenant's fittings) which now or at any time during the Term shall be thereon or added thereto well and substantially repaired and with all locks, keys and fastenings complete (provided that the Tenant shall not be obligated to replace any of the Contents that shall be missing or destroyed).

      (19) To keep the Premises and the Leasehold Improvements in a state of condition and repair during the Term that is consistent with the state of condition and repair of the Premises and Leasehold Improvements at the commencement of the Term (fair wear and tear excepted) and to replace as necessary during the Term and at the Tenant's expense with similar items, any of the Leasehold Improvements that are found to be missing or destroyed or so damaged as to be incapable of being restored to their former condition provided that where the Landlord has consented to alterations to Leasehold Improvements pursuant to the provisions of clause 4(4) hereof, the Tenant shall not be obligated to reinstate such alterations.

5.    LANDLORD'S COVENANTS

      THE LANDLORD hereby covenants with the Tenant as follows:-

      (1) That the Tenant paying the Rent hereby reserved and performing and observing the covenants and stipulations herein on the Tenant's part to be performed and observed shall peaceably hold and enjoy the Premises during the Term without any interruptions by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount.

      (2) That subject to the payments of the Rent hereinbefore reserved on the dates and in the manner hereinbefore provided and to the observance and performance of the covenants and stipulations herein contained and on the part of the Tenant to be observed and performed the Landlord will use all reasonable endeavours to procure that the Head Landlord carries out and performs or arranges for the carrying out and performance of the several matters and things set forth in the Headlease on its part to be carried out or performed and the Landlord shall comply with its obligations as lessee under the Headlease and carry out perform or arrange for the carrying out and performance of the several matters and things in the Headlease including the maintenance and repairing obligations contained in Section 1 Article VI of the Headlease on its part to be carried out and performed in so far as they are not the Tenant's obligations hereunder and shall not vary any terms of the Headlease that affect the Tenant's use and enjoyment of the Premises without the Tenant's consent (which shall not be unreasonably withheld).

      (3) Save to the extent recoverable under any policy of insurance the Landlord agrees to indemnify and save harmless the Tenant its affiliates and their respective directors, officers, employees and agents from and against any claims of whatever nature (except to the extent that any such claims arise out of wilful fraud, wilful default, wrongdoing or bad faith on the part of the Tenant) arising from any act, omission or negligence on the part of the Landlord or the Landlord's contractors, lawful invitees, agents, servants or employees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person occurring in or about the Premises and/or Buildings and to indemnify the Tenant from any claims demands or losses whatsoever arising as a result of the Landlord's failure to comply with its covenants in this Underlease Subject to the Tenant's obligation to mitigate its losses.

      (4) In the event that the percentage of the total rentable square footage of the Building occupied by the Tenant during the Term or the Further Term comes to exceed the percentage of the total rentable square footage of the Building occupied by the Landlord and/or any of the Landlord's "Tenant Affiliates" (as this term is defined in the Headlease) on the basis of underleases entered into by the Landlord, the Landlord shall subject to receiving the prior written consent of Waterfront Properties Limited (which said consent the Landlord shall use all reasonable endeavours to procure), permit the Tenant to attend the meetings referred to in clauses 3.2 and 7.3 of the Management Agreement AND if such consent is forthcoming the Landlord agrees to provide the Tenant with not less than 30 days advance notice in writing of each such meeting .

6.    MUTUAL COVENANTS

      IT IS MUTUALLY AGREED and DECLARED as follows:-

      (1) If any Rent hereinbefore reserved or any part thereof shall be in arrears for the period of twenty-eight (28) days or more after the day whereon the same ought to be paid whether formally demanded or not or if any covenant on the Tenant's part herein contained shall not be performed or observed within twenty-eight (28) days of receipt of notice by the Landlord as to such breach or if the Tenant or other person or persons in whom for the time being the Term hereby created shall be vested or any of them shall become the subject of a winding-up order or make any assignment of the benefit of its creditors or make any arrangements with its creditors for liquidation of its debts by composition or otherwise or suffer any distress or process of execution to be levied on its goods then and in any such case the Landlord may at any time thereafter by seven
            (7) days notice in writing to the Tenant terminate this Underlease (subject to receiving such Court Order as may be requisite from time to time to effect the same) and on the expiry thereof this Underlease shall absolutely cease and determine but without prejudice to any right or action of either party in respect of any antecedent breach of the Tenant's or Landlord's covenants or of any of the provisions and stipulations herein contained.

      (2) Any notice under this Underlease shall be in writing and any notice to the Tenant shall be sufficiently served if delivered by hand addressed to the Tenant at the Premises or sent to the Tenant at such address or to its registered office by registered post or such other address as the Tenant shall from time to time notify the Landlord in writing and any notice to the Landlord shall be sufficiently served if delivered by hand or sent by registered post to the Landlord at its registered office or at such other address as the Landlord shall from time to time notify the Tenant in writing. Any notice sent by post shall be deemed to be given at the time when in due course is delivered at the address to which it is sent.

      (3)(i) If the Premises or any part thereof are at any time during the Term damaged so as to be unfit for occupation and use and/or if the Building is damaged to an extent that makes gaining access to the Premises impractical and if the Head Landlord's policy or policies of insurance shall not have been rendered void or voidable or payment of the policy monies refused in whole or in part by reason of any act or default of the Tenant then the Annual Rent and Maintenance Expenses hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises are rendered fit for occupation and use and/or a normal means of gaining access to the Premises is restored or for a period of three years whichever is the shorter.

            (ii) Provided that whenever insured damage occurs and the Premises or any part thereof is damaged to such an extent that the rebuilding and reinstatement of the same cannot be completed within a period of twelve (12) months then the Tenant shall be entitled to terminate this Underlease by serving a notice upon the Landlord and this Underlease shall terminate at the expiration of ninety (90) days from the date of such notice.

            (iii) Any dispute concerning the provisions of this Clause 6 (3) and the implementation thereof shall be determined by arbitration in accordance with the provisions of Clause 6 (5) hereof.

      (4)(i) Whenever the Formula is applied in this Underlease, no decrease in the C.P.I. and/or change in the reference base used to compile the C.P.I. shall operate to reduce the Annual Rent payable from time to time during the Term or the Further Term below the Annual Rent payable during the preceding Twelve (12) month period.

            (ii) In the event of any change after the date of this Underlease in the reference base used to compile the C.P.I., the figure taken to be shown in the C.P.I. after the change shall be the figure which would have been shown in the C.P.I. if the reference base current at the date of this Underlease had been retained.

            (iii) In the event of it becoming impossible, by reason of any change after the date of this Underlease in the methods used to compile the C.P.I. or for any other reason whatsoever, to calculate the Annual Rent by reference to the C.P.I. or if any dispute or question whatsoever arises between the parties to this Underlease with respect to the amount of the Annual Rent or with respect to the construction or effect of any clause relating thereto, the dispute or question shall be determined by reference to arbitration in accordance with clause 6 (5) hereof.

      (5) Where any provision of this Underlease requires that a dispute or matter in difference be submitted to arbitration such arbitration shall be construed within the meaning of The Arbitration Act, 1986 or any Act for the time being in force amending or replacing the said Act and shall be resolved by a single arbitrator. The decision of such arbitrator shall be final and binding on the parties hereto.

            (6)   (i)   If the Tenant substantially observes and performs the
                        covenants stipulations and conditions on the part of the Tenant hereunder and if the Tenant serves an Extension
                        Notice upon the Landlord not less than Twelve (12) months or more than eighteen (18) months prior to the expiration of the Term this Underlease shall be automatically extended (but may be surrendered in accordance with clause (6) (iii) (b) below) for the Further Term (with effect from the New Commencement Day) upon the same terms and conditions as this Underlease save as to the Annual Rent (which shall be determined in accordance with clause 6(6)(ii) below), the Contents
                        Rent (which shall be zero) and this present covenant for extension.

                  (ii) The rent payable from and including the New Commencement Day and during the first year of the Further Term shall be 95% of the Open Market Rent, which shall be determined in accordance with the provisions of the Fourth Schedule hereto and shall not in any event be less than the Annual Rent payable immediately before the expiration of the Term unless 95% of the Open Market Rent at such time amounts to a figure that is more than twenty-five percent (25%) below the Annual Rent payable by the Tenant immediately before the expiration of the Term, in which event the Annual Rent payable during the first year of the Further Term shall be the aggregate of:-

                        (a) 95% of the Open Market Rent as determined in accordance with the provisions of the Fourth Schedule hereto; plus

                        (b) a figure representing fifty percent (50%) of the difference between the Annual Rent payable by the Tenant immediately before the expiration of the Term and 95% of the Open Market Rent mentioned in 6(6)(ii)(a)

                  (iii) Notwithstanding any other provisions to the contrary contained in this clause 6 (6) or in the Fourth Schedule hereto:

                        (a) in the event that the Rent Review Surveyor's award referred to in paragraph 5 of the Fourth Schedule is delivered thirty (30) days or more prior to the expiration of the Term and the Tenant is not prepared to accept the said award, the Tenant shall, provided the Tenant gives the Landlord notice within five (5) days following the day upon which the Rent Review Surveyor's award is delivered, be entitled to yield up the Premises at the expiration of the Term, and the option to extend this Underlease shall be of no further effect. If the Tenant fails to provide the Landlord with notice as aforesaid, the Tenant shall be deemed to have accepted the Rent Review Surveyor's award and the Further Term shall commence on the New Commencement Day on the basis of clauses 6(6)(i) and 6(6)(ii);

                        (b) in the event that the Rent Review Surveyor's award is delivered less than thirty (30) days prior to the expiration of the Term (or during the Further
                              Term) and the Tenant is not prepared to accept the said award, the Tenant shall, provided the Tenant gives to the Landlord within fifteen (15) days following the day upon which the Rent Review Surveyor's award is delivered, not less than one
                              (1) month's notice, surrender this Underlease, whereupon the Further Term shall cease and be extinguished subject only to sub-clause 6(6)(iii)(d) below. If the Tenant fails to provide the Landlord with notice as aforesaid, the Tenant shall be deemed to have accepted the said award and the provisions of paragraph 7 of the Fourth Schedule shall apply;

                        (c) in the event that the Premises is yielded up in accordance with the provisions of clause 6(6)(iii)(a) or the Tenant surrenders this Underlease in accordance with the provisions of clause 6(6)(iii)(b), each party shall bear his own costs in respect of the matters contemplated in the Fourth Schedule save and except the fact that all sums associated with engaging the Rent Review Surveyor and procuring his award (including any fees payable in respect of having the President appoint or replace the Rent Review Surveyor) shall be shared equally between the Landlord and the Tenant;

                        (d) if the Underlease is surrendered in accordance with clause 6(6)(iii)(b), upon such surrender same shall cease and absolutely determine but without prejudice to the liability of the Tenant or the Landlord in respect of any antecedent breach of any obligations or provisions of this Underlease then subsisting.

                        (e) time shall be of the essence in respect of the provisions of this clause 6(6).

                  (iv) The Annual Rent during the second year of the Further Term shall be the aggregate of the Annual Rent payable during the first year of the Further Term plus an increase by a rate equivalent to the percentage rate of increase of the C.P.I. during the first year of the Further Term and shall be calculated in accordance with the Formula.

                  (v) On each Review date following the second year of the Further Term the Annual Rent shall increase by a rate equivalent to the percentage rate of increase of the C.P.I. during the preceding Twelve (12) month period calculated in accordance with the Formula. For the elimination of doubt the provisions of clause 6(4) of this Underlease shall also apply to clauses 6(6)(iv) and
                        (v).

      (7) Any provisions of this Underlease that may be deemed inoperative or void shall be severed from the remaining provisions of this Underlease and such remaining provisions shall be preserved.

      (8) The Landlord and the Tenant hereby agree and confirm that as at the 17th day of July 2003, the interior of the Premises including the fixtures therein and the interior doors and windows thereof and including the interior of the glass are -clean and in first class condition. The Landlord and the Tenant hereby agree that neither party shall, through any action or a failure to act, cause the Premises to be in a condition which is materially different than the condition of the Premises on the 17th day of July 2003, except as set forth in clause 6(11) hereof.

      (9) The Landlord and the Tenant shall use all reasonable endeavours to ensure that any insurance policy entered into by either party pursuant to the provisions of this Underlease shall contain a waiver of all subrogation rights by the insured party's insurer in favour of the other party, subject to such normal exclusions and limitations as may apply to such waivers (including fraud or bad faith) and subject to the availability of such waivers in the Bermuda insurance market and in the absence of any such waivers, each party shall use all reasonable endeavours to ensure that the other party's interest is noted or endorsed on the insured party's insurance policy. The Landlord and the Tenant shall each supply the other with copies of their respective insurance policies showing any waivers or endorsements procured in accordance with this clause 6(9) forthwith upon receiving same and the Landlord and the Tenant shall advise each other of any inability to procure waivers or endorsements in accordance with this clause.

      (10) The Landlord and the Tenant hereby acknowledge and agree that in the event that all or part of the space currently occupied by Tyco International Ltd. ("Tyco") on the second floor of the Building and shown outlined in green on Plan B is vacated or delivered up to the Landlord the Tenant shall have a pre-emptive right to take a supplemental underlease ("the Supplemental Underlease") of up to 3,507 square feet of such space ("the Additional Space") on the basis of the following terms and conditions:-

            (i) the annual rent payable in respect of the Additional Space shall be $65.00 per square foot per annum if the Supplemental Underlease commences during the first year of the Term but shall otherwise be consistent with the Annual Rent rates per square foot payable in respect of the Premises during the balance of the Term, as calculated in accordance with the provisions of clause 3(1) hereof and during the Further Term as calculated in accordance with the provisions of clause 6(6) hereof;

            (ii) the rent payable in respect of the chattels and leasehold improvements (together "the Additional Space Contents") situate in the Additional Space shall be calculated at the rate of $148.00 per square foot and shall be payable in one lump sum on or before the commencement of the Supplemental Underlease and such lump sum payment shall for the elimination of doubt constitute payment in full of all rent due and owing by the Tenant to the Landlord in respect of the Additional Space Contents for the Term and the Further Term;

            (iii) the Additional Space Contents shall include those chattels and leasehold improvements contained within the Additional Space, as mutually agreed by the Tenant and the Landlord and set forth in the Supplemental Underlease;

            (iv) the Maintenance Expenses shall be calculated in accordance with clause 3(2) of this Underlease;

            (v) the Supplemental Underlease shall otherwise incorporate the terms and provisions of this Underlease mutatis mutandis and shall subsist for the duration of this Underlease and shall include a separate list of the Additional Space Contents;

            (vi) forthwith upon Tyco delivering up the Additional Space, the Landlord shall provide the Tenant with written notice that same is available and in the event that the Tenant does not accept the terms of the Supplemental Underlease within 30 days thereafter the Tenant's pre-emptive right contained in this clause 6(10) shall cease and be of no further effect.

      (11) The Landlord hereby agrees to provide the Tenant with exclusive access to Area C as licensee only during the Licence Period for the purpose of carrying out alterations and works to Area C which said works shall be conducted in accordance with plans and specifications prepared by the Tenant being drawing No. 1 previously provided to and approved by the Landlord and the parties mutually agree that the Tenant shall occupy Area C on the basis of the following terms and conditions:-

            (a) Area C will be provided to the Tenant on the Access Date with vacant possession.

            (b) Save to the extent recoverable under any policy of insurance, the Tenant shall at all times indemnify the Landlord for loss or damage arising from any act or default of the Tenant as a result of the carrying out of the works contemplated in this clause 6(11) and/or as a result of the Tenant's occupation of Area C during the Licence Period generally, except to the extent that any such loss or damage arises out of wilful fraud, wilful default, wrongdoing or bad faith on the part of the Landlord.

            (c) The Tenant shall during the Licence Period, observe and perform all of the covenants conditions and obligations on the part of the Tenant as tenant contained in this Underlease (save and except any covenants conditions and obligations relating to the Rent) insofar as they are capable of applying to the Tenant's occupation of Area C pursuant to the licence hereby granted and all remedies that would be incidental to the relationship of landlord and tenant shall apply to the Tenant's right of occupation as licensee.

            (d) The Tenant's right to occupy Area C during the Licence Period shall not operate or be deemed to operate as a demise and the Tenant hereby acknowledges that it will not be entitled to any estate right or interest in Area C other than as bare licensee.

            (e) In the event that the Tenant fails to comply with any of the covenants conditions and obligations contained in this clause 6(11) or this Underlease is terminated prior to the commencement of the Term the Tenant shall forthwith upon receiving a written demand from the Landlord, vacate Area C, make good to the Landlord's reasonable satisfaction any damage caused to Area C by the Tenant and reinstate to the extent reasonably requested in writing by the Landlord, Area C to the same state and condition as it was prior to the Access Date.

      (12) The Landlord and the Tenant hereby agree that in the event that the Landlord fails to provide the Tenant with exclusive access to Area C on the Access Date with vacant possession in accordance with the provisions of clause 6(11):

            (a) the Landlord shall pay to the Tenant the Penalty Sum in respect of and for each day from (and including) the Access Date during which the Landlord fails to provide such access;

            (b) the aggregate of the Penalty Sums shall be deducted from the first instalment of the Initial Rent payable by the Tenant in accordance with clause 3(1)(i) hereof.

      IN WITNESS WHEREOF the parties to these presents have caused their Common Seals to be hereunto affixed the day and year first before written.

                               THE FIRST SCHEDULE

                   (Tenant's Easements Rights and Privileges)

1. Full right and liberty for the Tenant and all persons authorised by the Tenant (in common with all other persons entitled to the like right) at all times by day and by night with or without motor cars and other vehicles and for all lawful purposes subject only to such conditions as the Head Landlord or Landlord may reasonably impose to pass and repass along over and upon the land surrounding the Building.

2. The free uninterrupted passage of running water electricity gas and other utilities and soil and waste from and to the Premises through the sewers drains water-courses cables pipes wires and apparatus which now are or may at any time hereafter be in under or passing through the land surrounding the Building and/or the Building or any part thereof PROVIDED THAT such sewers, drains, water-courses, cables, pipes, wires and apparatus are used for the purposes for which they were constructed or installed and further that in the event of any services which pass through other parts of the Building requiring attention the Tenant may with or without workmen have access to such other parts of the Building as may be strictly necessary for that purpose and will be responsible for ensuring that no nuisance is caused and that any damage incurred is made good to the Landlord's reasonable satisfaction and at the Tenant's expense.

3. The right to subjacent and lateral support and to shelter and protection from the other parts of the Building.

4. The use in common with the Landlord and the other tenants of the Building of the entrance lobbies stairways and elevators for the purpose only of ingress and egress to and from the Premises and where the Premises do not comprise an entire floor use of the common toilet facilities.

5. The right to park in 20 car parking spaces and 37 motor cycle parking spaces as designated from time to time by the Landlord. The Tenant acknowledges that the Landlord shall have no obligation to police the use of the car parking spaces or the motor cycle parking spaces and the Tenant acknowledges that there are car parking spaces and motor cycle parking spaces the use of which is reserved for others.

6 Subject to agreeing all material terms and conditions with the Landlord in writing, the Tenant shall have the use (in common with the Landlord and others so authorised by the Landlord) of any cafeteria or health facilities provided by the Landlord to its tenants occupying the Building from time to time during the Term, or the Further Term and ancillary to the occupation of the Premises. The

      Landlord and the Tenant agree to negotiate in good faith for the purpose of agreeing such material terms and conditions and the Landlord and the Tenant further agree that:-

      (a) the level of charges in respect of the Tenant's use of the health facilities and the cafeteria shall be based on the fact that the Landlord will make neither a profit or a loss for the provision of these services; and

      (b) such facilities and services shall, for the elimination of doubt, only be made available upon prior notice and upon the prior agreement and consent of the Landlord (acting reasonably).

7. In the event that the Tenant subleases all or a portion of the Additional Space, the right to install and maintain all necessary computer wiring to and from any wiring hub located outside the Premises and the Additional Space on the second floor.

                               THE SECOND SCHEDULE

                          (Exceptions and Reservations)

There is excepted and reserved out of this Underlease unto the Head Landlord and the Landlord and those authorised by either of them:

1. A right with or without workmen and others at all reasonable times on twenty-four hours prior notice (except in the case of emergency) to enter the Premises for the purpose of carrying out the obligations of the Head Landlord and the Landlord hereunder and under the Headlease provided always that the Landlord shall be responsible for ensuring that no nuisance is caused and that any damage incurred is made good to the Tenant's reasonable satisfaction and at the Landlord's expense.

2. Easements, rights and privileges equivalent to those set forth in the First Schedule hereof for the Head Landlord and occupiers of the other parts of the Building.

                               THE THIRD SCHEDULE

               (Restrictions on Tenant - Covenant in Clause 4(15))

1. Not to in any way encumber or interfere with the access to or egress from the land surrounding the Building and/or the Building nor leave rubbish upon any part of the land surrounding the Building and/or the Building (other than such part thereof as is specifically reserved for such purpose) nor allow any car, cycle, carriage or other vehicles or thing or any goods to be placed or remain upon any part of the land surrounding the Building and/or the Building (other than such part thereof as is specifically reserved for such purpose).

2. The Head Landlord has reserved in the Headlease and Landlord reserves the right to make such other rules and regulations from time to time (either in addition to or by way of substitution of these rules and regulations of any of them) as the Head Landlord and/or Landlord may reasonably deem necessary for the safety, care and cleanliness of the land surrounding the Building and the Building or for securing the comfort or convenience of the tenants thereof generally but nothing in this Clause shall, without the prior consent of the Tenant, impose on the Tenant the burden or obligation to make any increased financial payment (whether directly or by reimbursement) or limit in an unreasonable manner the Tenant's access to the Premises.

                               THE FOURTH SCHEDULE
                               (Open Market Rent)

1. In the event that the Tenant opts to extend this Underlease in accordance with the provisions of clause 6(6)(i) hereof the Landlord and the Tenant shall negotiate in good faith for the purpose of agreeing the Open Market Rent as at the New Commencement Day.

2. Each party shall be permitted at its own cost to retain professionally qualified chartered surveyors or valuers for the purpose of producing appraisals to assist in negotiating and agreeing the Open Market Rent.

3. If the parties fail to agree the Open Market Rent within 90 days following the delivery of an Extension Notice then to the Open Market Rent shall be determined by the Rent Review Surveyor, whose identity shall be either agreed between the Landlord and the Tenant, or in the absence of such agreement forthwith nominated on the application of either the Landlord or the Tenant or both of them jointly by the President.

4. The Rent Review Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1986 unless the Landlord specifies otherwise in writing before the Rent Review Surveyor is appointed in which case he shall:

      (a)   act as an expert;

      (b) allow the parties a reasonable opportunity of making representations and counter-representations to him;

      (c) take those representations and counter-representations into account including any appraisals procured in accordance with paragraph 2 of this Schedule; and

      (d) if required by either party give written reasons for his determination.

5. The Rent Review Surveyor shall by notice deliver his award (by hand) to the parties which said award shall, subject to the provisions of clause 6(6)(iii) be binding on the parties.

6. If the Rent Review Surveyor dies or becomes unwilling to act or becomes incapable of acting or if for any other reason the President shall in his absolute discretion think fit the President may upon the application of either the Landlord or the Tenant or both of them jointly discharge him and appoint another Rent Review Surveyor to act in his place and in the same capacity and this shall be repeated as many times as the circumstances may require.

7. If for any reason the Open Market Rent is not agreed or determined until after the New Commencement Day the Tenant shall continue to pay the Annual Rent at the rate applicable immediately before that date and on the day upon which the Open Market Rent is agreed or determined the Tenant shall pay the amount of any increase or the Landlord should refund the amount of any decrease for the period from and including the New Commencement Day following that agreement or determination together with interest on each part of that payment at 3% above the three month London Inter Bank Offered Rate on the New Commencement Day for the period on and from the date on which that part would have been payable had the Open Market Rent been agreed before the New Commencement Day up to the date on which payment is due.

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                                       30


8. Within twenty-eight days of the Open Market Rent being agreed or determined a memorandum recording the Annual Rent for the first year of the Further Term shall be executed by the parties and attached to this Lease and the Counterpart which said memorandum shall be regarded as evidential only.

9.    Time is of the essence in this Schedule.

                               THE FIFTH SCHEDULE
                                     Part I
                    (description of Landlord's Improvements)

1. All partitions which include steel stud and drywall with sound attenuation blankets for insulation.

2.    All doors and door frames which are of wood finish.

3.    All wall finishes including all paint finishes and fabric wall covering.

4. All floor coverings including all carpet, tile and vinyl sheet floor coverings.

5. All lighting fixtures including all fluorescent fixtures, incandescent spot lights for accents and all combinations of these.

6.    All kitchen and equipment room cabinets and affixed laminates.

7. All wood finish meeting room units including all fitted A V equipment housed in these units.

8. All ceiling installations including all tile and drywall ceiling systems and surfaces.

The COMMON SEAL of CENTRE                       )
SOLUTIONS (BERMUDA) LIMITED                     )
was hereunto affixed in the presence of:-       )

The COMMON SEAL of ENDURANCE                    )
SPECIALTY INSURANCE LTD.                        )
was hereunto affixed in the presence of:-       )